Exhibit 23.2
CONSENT OF COOLEY GODWARD KRONISH LLP
We consent to the reference to our firm under the caption “Validity of Common Stock” in the Registration Statement (Post-Effective Amendment No. 2 to Form S-1 on Form S-3 No. 333-162582) and related Prospectus of Alexza Pharmaceuticals, Inc. (the “Company”) and to the incorporation by reference therein of our opinion dated October 20, 2009 filed as Exhibit 5.1 to the Company’s Registration Statement on Form S-1 No. 333-162582 filed with the Securities and Exchange Commission on October 20, 2009.

COOLEY GODWARD KRONISH LLP

By:	/s/ Brent D. Fassett Brent D. Fassett, Partner
Broomfield, Colorado
April 9, 2010